UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2018

Axovant Sciences Ltd.

(Exact Name of Registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number, including area code: +44 203 318 9708

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Axovant Sciences Ltd., dated January 8, 2018 (the “Original 8-K”).  This Form 8-K/A is being filed to correct certain data reported in Axovant’s press release filed as Exhibit 99.1 to the Original 8-K by filing an amended press release dated January 9, 2018.

Item 8.01.                                        Other Events.

On January 9, 2018, Axovant issued a press release correcting data related to Axovant’s investigational drug nelotanserin previously reported by Axovant in its January 8, 2018 press release. In Axovant’s pilot Phase 2 Visual Hallucination study, the post-hoc subset analysis of patients with a baseline Scale for the Assessment of Positive Symptoms - Parkinson’s Disease score of greater than 8.0 was misreported.  The Company correctly reported that nelotanserin treatment at 40 mg for two weeks followed by 80 mg for two weeks resulted in a 1.21 point improvement, but the p-value should have been reported as 0.531, unadjusted, instead of 0.011, unadjusted.

A copy of the press release issued January 9, 2018 is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Axovant Sciences Ltd., dated January 9, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

By:	/s/ David Hung, M.D.
Name:	David Hung, M.D.
Title:	Principal Executive Officer

Date:  January 9, 2018

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